                                                                    Exhibit 24.1

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Atrium Companies, Inc. has duly caused this Annual Report on Form 10-K for the year ended December 31, 2000 be signed by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 2nd day of April 2001.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                    By:

                            -------------------------------------------
                                           Jeff L. Hull
                          President, Chief Executive Officer and Director
                                   (Principal Executive Officer)


                    By:
                            -------------------------------------------
                                           Eric W. Long
                         Chief Financial Officer, Treasurer and Secretary
                            (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Jeff L. Hull, the true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign on behalf of Atrium Companies, Inc., a Delaware corporation (the "Company"), and on behalf of the undersigned in my capacity as an officer and/or a director of the Company, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned may or could in person, hereby ratifying and confirming all that said attorney-in-fact or substitute, may lawfully do or cause to be done by virtue hereof. IN WITNESS WHEREOF, I have executed this Power of Attorney effective as of April 2, 2001.

        Signature                     Capacity                Date
        ---------                     --------                ----
                                                          April 2, 2001
   /s/ JEFF L. HULL
- ---------------------------
       Jeff L. Hull            President and Chief
                                Executive Officer
                               (Principal Executive
                                    Officer)

                                                                   April 2, 2001

    /s/ ERIC W. LONG           Chief Financial Officer,
- ----------------------------   Treasurer and Secretary
        Eric W. Long           (Principal Financial and
                                 Accounting Officer)

               *               Director                            April 2, 2001
- ----------------------------
       Daniel T. Morley


               *               Director                            April 2, 2001
- ----------------------------
        Roger A. Knight


               *               Director                            April 2, 2001
- ----------------------------
      Andreas Hildebrand


               *               Director                            April 2, 2001
- ----------------------------
        John Deterding


               *               Director                            April 2, 2001
- ----------------------------
         Nimrod Natan


               *               Director                            April 2, 2001
- ----------------------------
       John Ellison, Jr.


               *               Director                            April 2, 2001
- ----------------------------
      Dennis M. McCormick


               *               Director                            April 2, 2001
- ----------------------------
      Christopher Unrath

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX

 EXHIBIT
 -------
  NUMBER                            DESCRIPTION OF EXHIBITS
  ------                            -----------------------

       2.1 - Second Amended and Restated Purchase Agreement, dated as of October 17, 2000, among The Ellison Company, Inc. Atrium Companies, Inc. and D and W Holdings, Inc. (3)
       2.2 - Agreement and Plan of Merger, dated as of October 25, 2000 between D and W Holdings, Inc. and Atrium Corporation (2)
       4.4 - Indenture, dated as of May 17, 1999, among Atrium Companies, Inc., the Guarantors named therein and State Street Bank and Trust Companies (4)
       4.5 - First Supplemental Indenture, dated as of October 25, 2000, to the Indenture dated May 17, 1999, among Atrium Companies, Inc., the Guarantors named therein and State Street Bank and Trust Company (2)
       4.6 - Registration Rights Agreement, dated as of May 17, 1999, among Atrium Companies, Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated (4)
       10.1 - Asset Purchase Agreement, dated as of August 30, 2000, between Atrium Companies, Inc., and Woodgrain Millwork, Inc., (2)
       10.2 - Asset Purchase Agreement, dated as of June 30, 2000, among Atrium Companies, Inc., Wing Industries, Inc. and Premdor Corporation (2)
       10.3 - Amendment No. 1 to the Stock Purchase Agreement, dated as of May 17, 1999, to the Stock Purchase Agreement dated as of
                April 20, 1999, among Heat, Inc., shareholders and optionholders named therein, H.I.G. Investment Fund, L.P., H.I.G. Capital Management, Inc. and Atrium Companies, Inc. (4)
       10.4 - Stock Purchase Agreement, dated as of May 10, 1999, between Champagne Industries, Inc. and Atrium Companies, Inc. (4)
       10.5 - Stock Purchase Agreement, dated as of April 20, 1999, among Heat, Inc., the shareholders and optionholders named therein, H.I.G. Vinyl, Inc., H.I.G. Investment Fund L.P., H.I.G. Capital Management, Inc. and Atrium Companies, Inc. (4)
       10.6 - Asset Purchase Agreement, dated as of March 4, 1998, among Masterview Window Company, LLC, Atrium Companies, Inc. and,
                for the limited purposes set forth therein, BancBoston Ventures, Inc. (6)
       10.7 - Lease Agreement, dated as of November 18, 1999, between Delaware Frame (Tx), LP and Atrium Companies, Inc. (2)
       10.8 - Lease Agreement, dated as of November 18, 1999, between Delaware Pane (Tx), LP and Atrium Companies, Inc. (2)
       10.9 -   Lease Agreement, dated May 3, 1994, between John G.B.
                Ellison, Jr. and The Ellison Company, Inc. (2)
       10.10 -  First Amendment to Lease Agreement between John G.B.
                Ellison, Jr. and The Ellison Company, Inc. (2)
       10.11 -  Second Amendment to Lease Agreement between John G.B.
                Ellison, Jr. and The Ellison Company, Inc. (2)
       10.12 -  Third Amendment to Lease Agreement between John G.B.
                Ellison, Jr. and The Ellison Company, Inc. (2)
       10.13 - Lease Agreement, dated May 3, 1994 between John G.B. Ellison and VES, Inc. (d/b/a/) Ellison Extrusion Systems, Inc. (2)
       10.14 - First Amendment to Lease Agreement between John G.B. Ellison and VES, Inc. (d/b/a/) Ellison Extrusion Systems, Inc. (2)
       10.15 - Second Amendment to Lease Agreement between John G.B. Ellison and VES, Inc. (d/b/a/) Ellison Extrusion Systems, Inc. (2)
       10.16 - Third Amendment to Lease Agreement, between John G.B. Ellison and VES, Inc. (d/b/a/) Ellison Extrusion Systems, Inc. (2)
       10.17 - Employment Agreement, dated as of December 31, 2000, among Atrium Corporation, Atrium Companies, Inc. and Jeff L. Hull.
                (2)

       10.18 - Agreement and Release, dated as of December 31, 2000, between Frank Sheeder and Atrium Corporation (2)
       10.19 - Employment Agreement, dated as of January 1, 2001, between Atrium Corporation and Eric W. Long (2)
       10.20 - Employment and Non-Competition Agreement, dated as of January 24, 2000, between Atrium Companies, Inc. and Robert E. Burns
                (2)
       10.21 - Consulting, Non-Competition and Non-Solicitation Agreement, dated as of October 25, 2000, between Atrium Companies, Inc.
                and John Ellison, Jr. (2)
       10.22 - Side Letter Agreement, dated as of October 25, 2000, between Atrium Companies, Inc. and John Ellison Jr. (2)
       10.23 - Employment and Non-Competition Agreement, dated as of October 25, 2000, between Atrium Companies, Inc., and C. Douglas Cross
                (2)
       10.24 - Buy-Sell Agreement, dated October 25, 2000, among D and W Holdings, Inc., C. Douglas Cross and GE Investment Private Placement Partners II (2)
       10.31 - Purchase Agreement, dated as of May 10, 1999, among Atrium Companies, Inc., the Guarantors named therein and Merrill
                Lynch & Co.,  Merrill Lynch, Pierce, Fenner & Smith
                Incorporated (4)
       10.32 - Joinder Agreement to Purchase Agreement, dated as of May 10, 1999, by and among Heat, Inc., H.I.G. Vinyl, Inc., Champagne Industries, Inc., Thermal Industries, Inc. Best Built, Inc.
                and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner &
                Smith Incorporated (4)
       10.34 - Side Letter Agreement, dated as of October 24, 2000, among D and W Holdings, Inc., Atrium Corporation and Atrium
                Companies, Inc. (2)
       10.36 -  Contribution Agreement, dated as of October 25, 2000, between
                D and W Holdings, Inc. and Atrium Companies, Inc. (2)
       10.37 -  Contribution Agreement, dated as of October 25, 2000, between
                Atrium Corporation and  Atrium Companies, Inc. (2)
       10.38 -  Restated and Amended Tax Sharing Agreement, dated as of
                October 25, 2000, D and W Holdings, Inc., Atrium Companies,
                Inc. and the direct and indirect subsidiaries of Atrium Companies, Inc. signatories thereto (2)
       10.39 -  Employment Agreement, dated as of January 8, 1998, between
                Door Holdings, Inc. and Cliff Darby (5)
       10.40 -  Buy-Sell Agreement, dated as of October 2, 1998, among D and
                W Holdings, Inc., GE Investment Private Placement Partners II and Cliff Darby (5)
       10.41 -  D and W Holdings, Inc. 1998 Stock Option Plan (5)
       10.42 - Amendment No. 1 to D and W Holdings, Inc. 1999 Stock Option Plan, dated as of May 17, 1999 (4)
       10.43 -  D and W Holdings, Inc. 1998 Replacement Stock Option Plan (5)
       10.44 -  Amendment No. 1 to D and W Holdings, Inc. 1998 Replacement
                Stock Option Plan, dated as May 17, 1999, to the D and W Holdings, Inc. Replacement Stock Option Plan. (4)
       10.45    Agreement and Release, dated as of March 31, 1999, among
                Randall S. Fojtasek, D and W Holdings, Inc., Atrium
                Companies, Inc., Ardshiel, Inc., GE Private Placement Partners II, a Limited Partnership, and the parties named therein (5)
       10.46 -  Escrow Agreement, dated April 20, 1999, among Atrium
                Companies, Inc., H.I.G Vinyl, Inc. and Bank One, Texas, N.A. (4)
       10.47 - Escrow Agreement, dated as of October 25, 2000, among Atrium Companies, Inc., The Ellison Company, Inc. and Bank One, Texas, N.A. (2)

       10.48 - Escrow Agreement, dated as of May 17, 1999, among Atrium Companies, Inc., Champagne Industries, Inc., the selling stockholders named therein and Bank One, Texas, N.A. (4)
       10.49 - Amended and Restated Management Agreement, dated as of May 17, 1999, among Ardshiel, Inc., D and W Holdings, Inc., Atrium Corporation and Atrium Companies, Inc. (4)
       10.50 - First Amended and Restated Credit Agreement, dated as of October 25, 2000, among Atrium Companies, Inc. and the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger and Syndication Agent, BankOne, Texas, N.A. as Documentation Agent and Fleet National Bank, as Administrative Agent and the Lenders Party thereto (3)
       10.51 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Daniel T. Morely (2)
       10.52 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and James G. Turner (2)
       10.53 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Jeff L. Hull (2)
       10.54 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Nimrod Natan (2)
       10.55 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Adreas Hildebrand (2)
       10.56 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and John Deterding (2)
       10.57 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Robert E. Burns (2)
       10.59 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Roger A. Knight (2)
       10.60 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Eric W. Long (2)
       10.61 - Indemnification Agreement, dated as of October 25, 2000, between D and W Holdings, Inc. and John Ellison, Jr. (2)
       10.62 - Indemnification Agreement, dated as of August 31, 2000, between D and W Holdings, Inc. and Cliff Darby (2)
       10.63 - Indemnification Agreement, dated as of October 25, 2000, between D and W Holdings, Inc. and Dennis M. McCormick (2)
       10.64 - Indemnification Agreement, dated as of October 25, 2000, between Atrium Corporatio and C. Douglas Cross (2)
       21.1  -  Subsidiaries of Atrium Corporation (1)
       24.1  -  Powers of Attorney (1)

- -----------

(1)      Filed herewith.

(2) Filed with Atrium Corporation's Registration Statement on Form S-4 dated January 22, 2001, SEC File No. 333-54122.

(3) Incorporated by reference from the Atrium Companies, Inc.'s Report on Form 8-K, dated October 24, 2000 and filed on November 9, 2000.

(4) Filed with Atrium Companies, Inc.'s Registration Statement on Form S-4 dated July 15, 1999, SEC File No. 333-82921.

(5) Incorporated by reference from the Atrium Companies, Inc.'s Report on Form 10-K, dated March 31, 1999 and filed on April 15, 1999.